UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

JANUARY 29, 2004

Date of Report (Date of Earliest Event Reported)

MEDIA ARTS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-24294	77-0354410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Lightpost Way

Morgan Hill, CA  95037

(Address of Principal Executive Offices)

(408) 201-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name Or Former Address, If Changed Since Last Report)

ITEM 5.        OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 29, 2004, Media Arts Group, Inc. (the “Company”) issued a press release announcing the results of its special meeting of stockholders held on January 29, 2004.  At the special meeting, the Company’s stockholders approved and adopted the Agreement and Plan of Merger, dated as of October 31, 2003 (the “Merger Agreement”), among the Company, The Thomas Kinkade Company (formerly known as Main Street Acquisition Company, Inc.,) a Delaware corporation (“Mergerco”), and Thomas Kinkade pursuant to which Mergerco merged with and into the Company, with the Company being the surviving corporation (the “Merger”).  As a result of the completion of the Merger, the entire equity interest in the Company is now owned by Mr. Kinkade and his affiliates.  A copy of this press release is attached as an exhibit to this current report as Exhibit 99.1.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.  Not Applicable.

(b) Pro Forma Financial Information.  Not Applicable.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Media Arts Group, Inc. dated January 29, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2004	MEDIA ARTS GROUP, INC.

	By:	/S/ HERBERT D. MONTGOMERY
Herbert D. Montgomery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Media Arts Group, Inc. dated January 29, 2004